UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2023

Mama’s Creations, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40597	27-0607116
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Branca Road, East Rutherford, NJ	07073
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 532-1212

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value per share	MAMA	NASDAQ

Item 1.01 Entry into a Material Definitive Agreement.

On December 19, 2023, Mama’s Creations, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Craig-Hallum Capital Group, LLC, as the representative of the underwriters named therein (collectively, the “Underwriters”), and the selling stockholders named therein (collectively, the “Selling Stockholders”), relating to the public offering (the “Offering”) of 5,629,921 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), by the Selling Shareholders, at an offering price of $3.50 per share of Common Stock. The Offering is expected to close on December 21, 2023, subject to the satisfaction of customary closing conditions.

The Company did not sell any shares in the Offering and will not receive any of the proceeds from the sale of the shares offered by the Selling Shareholders. The Selling Shareholders will bear the costs associated with the sale of such shares, including underwriting discounts and commissions.

The Offering is being made pursuant to the Company’s registration statement on Form S-3 (File No. 333-275206), which was filed with the Securities and Exchange Commission (the “Commission”) on October 27, 2023 and declared effective by the Commission on November 13, 2023, and related prospectus supplement filed with the Commission on December 19, 2023.

The Underwriting Agreement contains customary representations, warranties, and agreements by the Company and the Selling Stockholders; customary conditions to closing; indemnification obligations of the Company, the Selling Stockholders and the Underwriters, including for liabilities under the Securities Act of 1933, as amended; other obligations of the parties; and termination provisions. Pursuant to the Underwriting Agreement, the Company agreed, subject to certain exceptions, not to offer, issue, or sell any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock for a period of 60 days following the Offering without the prior written consent of the Underwriters. The foregoing is only a brief description of the terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01 Other Events.

On December 18, 2023, the Company announced that it had commenced the Offering, and on December 19, 2023, it issued a press release announcing the pricing of the Offering. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2 and are incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement dated December 19, 2023 by and among Mama’s Creations, Inc., Craig-Hallum Capital Group, LLC, and the Selling Stockholders named therein.
99.1	Press release, dated December 18, 2023.
99.2	Press release, dated December 19, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)

Mama’s Creations, Inc.

	By:	/s/ Adam L. Michaels
	Name:	Adam L. Michaels
	Title:	Chief Executive Officer

Dated: December 19, 2023